UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 18, 2006, Sipex Corporation announced that the United States District Court for the Northern District of California, San Francisco, preliminarily approved the settlement of a shareholder class action lawsuit (entitled In re Sipex Corporation Securities Litigation, Master File No. 05-CV-00392) pending against Sipex and a former director/officer. The entire $6 million settlement will be funded by directors’ and officers’ insurance policy proceeds. Class members will receive a notice disclosing terms for distribution of the settlement fund. A final hearing will be held after delivery of notice to the class members; the court will determine whether to grant final approval of the settlement at that time.

A copy of the press release announcing the settlement of shareholder class action is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated January 18, 2006, announcing settlement of shareholder class action lawsuit

This Current Report contains certain forward-looking statements that include, without limitation, statements regarding the shareholder class action and statements about Sipex's market opportunities and its ability to secure financing. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially, including, but not limited to the possibility that the settlement of the shareholder class action will not be finalized or approved by the court, that Sipex will face additional unforeseen distractions related to the shareholder class action or that the general economic conditions within the semiconductor design and manufacturing industry will adversely affect Sipex's market opportunities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

January 20, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Sr. VP of Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 18, 2006, announcing settlement of shareholder class action lawsuit